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EXHIBIT 99.1

FOR IMMEDIATE RELEASE                             www.fairchildsemi.com
OCTOBER 25, 2001

                                                  Investor Relations:
                                                  Pete Groth
                                                  207-775-8660
                                                  investor@spf.fairchildsemi.com

                                                  Corporate Communications
                                                  Patti Olson
                                                  207-775-8728
                                                  patti.olson@fairchildsemi.com

                                                  Public Relations Firm
                                                  Barb Ewen
                                                  CHEN PR
                                                  781-466-8282
                                                  bewen@chenpr.com

NEWS RELEASE
------------

       FAIRCHILD SEMICONDUCTOR TO OFFER $200 MILLION IN CONVERTIBLE NOTES

SOUTH PORTLAND, MAINE - Fairchild Semiconductor International (NYSE: FCS) announced its intent to offer, subject to market and other conditions, $200 million principal amount of Convertible Subordinated Notes due 2008 of its wholly owned subsidiary, Fairchild Semiconductor Corporation, in a private placement. The notes will be convertible into Fairchild Semiconductor International common stock at the option of the holder, at a price to be determined. The placement of the notes is expected to close in October 2001.

Fairchild intends to use the net proceeds of the issuance for general corporate purposes, including acquisitions and, depending on market conditions and other factors, purchasing its debt from time to time. If any such purchases of debt are effected at a premium to principal amount, Fairchild would be required to record a charge against earnings in the reporting period in which such purchase occurs.

The notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933. The notes will not be registered under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:

This press release includes forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," "we plan," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the SEC (see the Business Risks section of Management's Discussion and Analysis of Financial Condition and Results of Operations in the company's quarterly report on Form 10-Q for the quarter ended July 1, 2001), available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the Securities and Exchange Commission's web site at www.sec.gov.